Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On April 1, 2013, VantageSouth Bancshares, Inc. (the “Company” or “VSB”) completed the merger of ECB Bancorp, Inc. (“ECB”) with and into the Company (the “ECB Merger”). The ECB Merger was completed pursuant to an Agreement and Plan of Merger dated as of September 25, 2012 (the “Merger Agreement”). Immediately following the ECB Merger, The East Carolina Bank, a wholly-owned subsidiary of ECB, was merged with and into VantageSouth Bank. Upon the closing of the ECB Merger, each outstanding share of ECB common stock was converted into the right to receive 3.55 shares of common stock of the Company. The merger consideration consisted of 10,312,186 shares of the Company’s common stock. Based upon the $3.94 per share closing price of the Company’s common stock on March 28, 2013, the transaction value was $40.6 million. Following the ECB Merger, Piedmont Community Bank Holdings, Inc. (“Piedmont”) owned approximately 70 percent of the Company’s outstanding common stock.

Pursuant to the Merger Agreement, the Company agreed to exchange each share of ECB’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A, into one share of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series B. At the closing of the ECB Merger, the Company also issued a warrant to purchase 514,693.2 shares of the Company’s common stock to the U.S. Department of the Treasury (“Treasury”) in exchange for the warrant issued by ECB to Treasury on January 16, 2009 to purchase 144,984 shares of ECB’s common stock. The warrant issuance reflects the exchange ratio associated with the ECB Merger.

The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2012 combine VSB’s historical results for the year ended December 31, 2012 (which included both a predecessor and successor period) with ECB’s historical results for the year ended December 31, 2012. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2013 combine VSB’s historical results for the period with ECB’s historical results for the pre-acquisition period from January 1 to March 31, 2013. The unaudited pro forma statements of operations give effect to the ECB Merger as if it had taken place on January 1, 2012, the beginning of the earliest period presented.

The Company has not included a pro forma balance sheet in these unaudited pro forma condensed combined financial statements since the ECB Merger was fully reflected in the Company’s reported balance sheet as of June 30, 2013.

The accompanying unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and do not reflect the realization of potential cost savings, revenue synergies or any potential restructuring costs. Certain cost savings and revenue synergies may result from the ECB Merger. However, there can be no assurance that these cost savings or revenue synergies will be achieved. Cost savings, if achieved, could result from, among other things, changes in corporate infrastructure and governance, the elimination of duplicative operating systems, and the combination of regulatory and financial reporting requirements under one state-chartered bank. The pro forma information is not necessarily indicative of what the results of operations actually would have been had the ECB Merger been completed on January 1, 2012. In addition, the unaudited pro forma combined financial information does not purport to project future operating results of the combined company following the ECB Merger.

Pro Forma Adjustments

With respect to the pro forma estimates relating to the ECB Merger, the historical consolidated financial information has been adjusted to give effect to pro forma events that are (1) directly attributable to the merger, (2) factually supportable, and (3) expected to have a continuing impact on the combined results. The Company has not adjusted ECB’s historical credit losses (including provision for loan losses and foreclosed asset losses) although such expenses may have been materially different had acquisition accounting been applied to the merger on January 1, 2012, which was the beginning of the earliest period presented. Additionally, no adjustments for ECB’s historical securities gains have been made although such income may have been materially different had acquisition accounting been applied to the merger on January 1, 2012.

You should read this information in conjunction with the:

•	historical audited consolidated financial statements of VSB as of and for the periods ended December 31, 2012 included in the Company’s 2012 Form 10-K;

•	historical audited consolidated financial statements of ECB as of and for the year ended December 31, 2012;

•	historical unaudited consolidated financial statements of VSB as of and for the six months ended June 30, 2013 included in the Company’s second quarter of 2013 Form 10-Q;

•	historical unaudited consolidated financial statements of ECB for the pre-acquisition period from January 1 to March 31, 2013 included in this Form 8-K; and

•	accompanying notes to the unaudited pro forma condensed combined financial statements.

VANTAGESOUTH BANCSHARES, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

SIX MONTHS ENDED JUNE 30, 2013

REFLECTING THE ECB MERGER WITH VSB

(in thousands, except per share amounts)

(Dollars in thousands)	VantageSouth Bancshares, Inc. (As Reported)	ECB Bancorp, Inc. for the Period of January 1 to March 31, 2013 (As Reported)	Adjustments to Reflect ECB Bancorp, Inc. Merger		VantageSouth Bancshares, Inc. (Pro Forma)

Interest income
Loans	$31,073	$6,448	$1,051	(a)	$38,572
Investment securities	2,820	1,399	—		4,219
Federal funds sold and interest-earning deposits	37	16	—		53

Total interest income	33,930	7,863	1,051		42,844

Interest expense
Deposits	2,921	1,150	(357	) (b)	3,714
Short-term borrowings	54	84	—		138
Long-term debt	583	70	(50	) (c)	603

Total interest expense	3,558	1,304	(407)		4,455

Net interest income	30,372	6,559	1,458		38,389
Provision for loan losses	3,432	1,258	—		4,690

Net interest income after provision for loan losses	26,940	5,301	1,458		33,699

Non-interest income
Service charges and fees on deposit accounts	2,040	900	—		2,940
Mortgage banking	1,487	236	—		1,723
Government guaranteed lending	2,177	—	—		2,177
Bank-owned life insurance	505	93	—		598
Gain on sales of available for sale securities	1,215	305	—		1,520
Gain on acquisition	8,241	—	(8,241	) (d)	—
Other	893	328	—		1,221

Total non-interest income	16,558	1,862	(8,241)		10,179

Non-interest expense
Salaries and employee benefits	17,000	3,676	—		20,676
Occupancy and equipment	3,955	1,064	—		5,019
Merger and conversion costs	13,562	2,314	(843	) (e)	15,033
Other	9,290	2,501	122	(f)	11,913

Total non-interest expense	43,807	9,555	(721)		52,641

Income (loss) before income taxes	(309)	(2,392)	(6,062)		(8,763)
Income tax expense (benefit)	(3,203)	(823)	515	(g)	(3,511)

Net income (loss)	2,894	(1,569)	(6,577)		(5,252)
Dividends and accretion on preferred stock	1,074	265	—		1,339

Net income available (loss attributable) to common stockholders	$1,820	$(1,834)	$(6,577)		$(6,591)

Net income (loss) per common share
Basic	$0.04				$(0.14)

Diluted	$0.04				$(0.14)

Weighted average common shares
Basic	40,865,433		5,030,520	(h)	45,895,953

Diluted	40,883,775		5,012,178	(h)	45,895,953

See “Notes to Unaudited Pro Forma Condensed Combined Financial Statements” below for additional information.

VANTAGESOUTH BANCSHARES, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2012

REFLECTING THE ECB MERGER WITH VSB

(in thousands, except per share amounts)

(Dollars in thousands)	VantageSouth Bancshares, Inc. (As Reported for Predecessor Period from January 1 to January 31, 2012)	Adjustments to Reflect Push-Down Accounting Entries from Parent Company for Predecessor Period from January 1 to January 31, 2012		VantageSouth Bancshares, Inc. (As Reported for Successor Period from February 1 to December 31, 2012)	VantageSouth Bancshares, Inc. (As Adjusted for Combined Period)	ECB Bancorp, Inc. (As Reported)	Adjustments to Reflect ECB Bancorp, Inc. Merger		VantageSouth Bancshares, Inc. (Pro Forma)

Interest income
Loans	$3,807	$(20	) (i)	$39,717	$43,504	$26,139	$5,006	(a)	$74,649
Investment securities	395	—		3,717	4,112	7,694	—		11,806
Federal funds sold and interest-earning deposits	4	—		85	89	24	—		113

Total interest income	4,206	(20)		43,519	47,705	33,857	5,006		86,568

Interest expense
Deposits	530	—		5,086	5,616	6,215	(1,906	) (b)	9,925
Short-term borrowings	—	—		19	19	387	—		406
Long-term debt	103	—		1,065	1,168	340	(210	) (c)	1,298

Total interest expense	633	—		6,170	6,803	6,942	(2,116)		11,629

Net interest income	3,573	(20)		37,349	40,902	26,915	7,122		74,939
Provision for loan losses	195	—		5,159	5,354	3,401	—		8,755

Net interest income after provision for loan losses	3,378	(20)		32,190	35,548	23,514	7,122		66,184

Non-interest income
Service charges and fees on deposit accounts	194	—		1,937	2,131	3,707	—		5,838
Mortgage banking	225	—		3,164	3,389	1,611	—		5,000
Government guaranteed lending	98	—		3,061	3,159	—	—		3,159
Bank-owned life insurance	70	—		760	830	378	—		1,208
Gain on sales of available for sale securities	—	—		1,251	1,251	5,277	—		6,528
Other	70	—		1,154	1,224	1,893	—		3,117

Total non-interest income	657	—		11,327	11,984	12,866	—		24,850

Non-interest expense
Salaries and employee benefits	1,737	—		21,276	23,013	15,634	—		38,647
Occupancy and equipment	396	—		4,920	5,316	4,499	—		9,815
Merger and conversion costs	78	—		3,164	3,242	—	(1,276	) (e)	1,966
Other	1,025	10	(i)	13,850	14,885	11,856	492	(f)	27,233

Total non-interest expense	3,236	10		43,210	46,456	31,989	(784)		77,661

Income (loss) before income taxes	799	(30)		307	1,076	4,391	7,906		13,373

(Dollars in thousands)	VantageSouth Bancshares, Inc. (As Reported for Predecessor Period from January 1 to January 31, 2012)	Adjustments to Reflect Push-Down Accounting Entries from Parent Company for Predecessor Period from January 1 to January 31, 2012	VantageSouth Bancshares, Inc. (As Reported for Successor Period from February 1 to December 31, 2012)	VantageSouth Bancshares, Inc. (As Adjusted for Combined Period)	ECB Bancorp, Inc. (As Reported)	Adjustments to Reflect ECB Bancorp, Inc. Merger		VantageSouth Bancshares, Inc. (Pro Forma)
Income tax expense (benefit)	270	—	(3,486)	(3,216)	1,399	2,556	(g)	739

Net income (loss)	529	(30)	3,793	4,292	2,992	5,350		12,634
Dividends and accretion on preferred stock	122	—	1,346	1,468	1,063	—		2,531

Net income available (loss attributable) to common stockholders	$407	$(30)	$2,447	$2,824	$1,929	$5,350		$10,103

Net income (loss) per common share
Basic	$0.01		$0.07	$0.08				$0.22

Diluted	$0.01		$0.07	$0.08				$0.22

Weighted average common shares
Basic	35,511,770		35,724,513	35,706,494		10,116,936	(h)	45,823,429

Diluted	35,534,050		35,796,731	35,774,482		10,116,936	(h)	45,891,418

See “Notes to Unaudited Pro Forma Condensed Combined Financial Statements” below for additional information.

VANTAGESOUTH BANCSHARES, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Basis of Presentation

The unaudited pro forma condensed combined financial statements included herein have been prepared pursuant to the rules and regulations of the SEC. Certain information and certain footnote disclosures normally included in financial statements prepared in accordance with U.S. generally accepted accounting principles have been omitted pursuant to such rules and regulations; however, management believes that the disclosures are adequate to make the information presented not misleading.

Pro Forma Adjustments

Below is a summary of the adjustments made to develop these unaudited condensed combined pro forma financial statements.

(a)	Interest income on loans was adjusted to reflect accretion of the estimated loan fair value discount on acquired ECB loans.

(b)	Interest expense on deposits was adjusted to reflect amortization of the estimated time deposit fair value premium on assumed ECB deposits.

(c)	Interest expense on long-term debt was adjusted to reflect amortization of the estimated fair value premium on assumed ECB long-term FHLB advances.

(d)	Gain on acquisition was eliminated from the historical results of operations since it was directly attributable to the ECB Merger and is a nonrecurring item.

(e)	Merger and conversion costs have been adjusted to remove professional expenses directly attributable to the ECB Merger, such as legal, accounting, and investment banking fees. System conversion, re-branding, severance and other integration costs have not been removed from the historical results of operations since these expenses were not required to complete the transaction.

(f)	Other non-interest expense was adjusted to reflect amortization of the estimated ECB core deposit intangible.

(g)	The estimated tax effect of the pro forma adjustments related to the ECB Merger is included as an adjustment to income tax expense (benefit). The gain on acquisition was a non-taxable credit, and the merger costs removed from the historical results of operations were generally non-deductible expenses.

(h)	The calculation of pro forma weighted average shares outstanding, which is the denominator in calculating pro forma earnings per share, assumes the conversion of ECB’s historical weighted average shares for both periods presented based on the ECB Merger share exchange ratio of 3.55 shares of VSB common stock for each share of ECB common stock.

(i)	Adjustments reflect the impact to VSB’s results of operations had push-down accounting of certain acquisition accounting adjustments been applied for all historical periods presented. These adjustments relate to amortization of a fair value premium on acquired VSB loans and amortization of the VSB core deposit intangible for the predecessor period.